Exhibit 99.1

Media Inquiries:                                Investor Inquiries:
Alex Alias                                    Michael McCarthy
669-242-8034                                    919-425-8330
alalias@avaya.com                                 mikemccarthy@avaya.com

Avaya Reports Second Quarter Fiscal 2020 Financial Results

Revenue from Software and Services was a record of 88% of $682 million in revenue
Recurring revenue was 64% of revenue - up 5 points sequentially
Cloud, Alliance Partner & Subscription revenue increased 5 points sequentially to 23% of revenue
Avaya Cloud Office launched March 31st
Deployed over 2 million work from home licenses in just two months

Santa Clara, Calif., - May 11, 2020 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the second quarter ended March 31, 2020.

Second Quarter Financial Highlights

•	Revenues of $682 million

•	GAAP Operating loss was $597 million; Non-GAAP Operating income was $125 million

•	Net loss was $672 million, which includes a non-cash goodwill impairment charge of $624 million

•	Adjusted EBITDA was $149 million

•	79 deals signed with a TCV of over $1 million

•	Repurchased an additional $198 million of common stock in the quarter. As a result, we have repurchased a total of 28.9 million shares since program inception, achieving our FY20 target

•	Ending cash and cash equivalents were $553 million

"Avaya delivered a strong second quarter on multiple fronts and I couldn’t be prouder of how the company has executed in the face of the global COVID-19 crisis,” stated Jim Chirico, President and CEO, of Avaya. “The last several weeks have driven home the importance of communication and collaboration technology for all of us and especially the need for modernization of existing investments and infrastructure. Demand for video collaboration, with our Spaces solution, contact center upgrades to include remote work from anywhere capabilities, and the need for flexible consumption models like our cloud and subscription offers has accelerated, and no other company operates with the scale or reach that Avaya does. Our results underscore the mission critical nature of the solutions we provide, the value we deliver, and the partnership we have with our global base of customers.”

Mr. Chirico added, “The company has improved on all key strategic metrics as we continue the deliberate move to a SaaS and Cloud model. Recurring revenue was 64%, up five points sequentially and year over year, our CAPS revenue increased to 23% from 18% in the prior quarter, and software and services as a percent of revenue was 88% - all new highs for the company. The continued mix shift of our revenue reflects that the vision and strategy we laid out is taking hold and that our transformation to a software, SaaS, and Cloud focused company is irreversible.”

Financial Results for the Second Quarter

	GAAP			Non-GAAP (1)
(In millions, except percentages)	2Q20	1Q20	2Q19	2Q20	1Q20	2Q19
Revenue	$682	$715	$709	$683	$717	$714
Gross margin	54.4%	55.1%	54.4%	61.1%	61.4%	61.5%
Operating (loss) income	$(597)	$15	$38	$125	$151	$149
Net loss	$(672)	$(54)	$(13)	n/a	n/a	n/a

	2Q20	1Q20	2Q19
Adjusted EBITDA(1)	$149	$174	$166
Adjusted EBITDA margin(1)	21.8%	24.3%	23.2%
Cash provided by operations	$20	$12	$37
Cash and cash equivalents	$553	$766	$735
During the quarter, Avaya recorded a non-cash goodwill impairment charge of $624 million related to the company’s Products & Solutions segment. The charge was prompted by a sustained decline in the company’s stock price during the period, which was consistent with the way the broader market was affected by COVID-19's impact on the global economy.

Additional Key Performance Metrics

•	Total Contract Value (TCV) of $2.3B*

•	88% of revenue was Software & Services

•	64% of revenue was Recurring

•	Added approximately 1,200 new logos

•	Large deal activity with 79 deals over $1 million, 12 over $5 million, and 3 over $10 million

•	Our Spaces video and collaboration usage grew 2,100% as we delivered nearly 400,000 new licenses this quarter

•	Subscription revenue grew ~200% quarter over quarter

•	We deployed over 2 million complementary licenses to support customer needs for business continuity and work from home

(1) Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP operating income, adjusted EBITDA, and constant currency are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Adjusted EBITDA margin is calculated based on non-GAAP Revenue. Refer to the "Use of non-GAAP (Adjusted) Financial Measures" below for more information on the calculation of constant currency. Refer to the Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP. Unless otherwise noted, all references in this release to revenue are to GAAP revenue.

* We define TCV as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

Business Highlights

•
Avaya launched our highly anticipated Avaya Cloud Office™ on March 31st. Avaya Cloud Office is the company’s UCaaS offering which enhances the way organizations communicate with customers, partners and colleagues across multiple channels.

•
Avaya Spaces video and collaboration solution has become a significant differentiator and market disruptor. With the rapid onset of requirements to work from home as a result of the COVID-19 pandemic, usage of Spaces increased 2,100% in the March quarter. This CPaaS-based technology is a cloud meeting and team collaboration app that effortlessly integrates voice, video, tasks, sharing and more into one app that can be accessed from any endpoint device.

•
Avaya was named a 2020 Channel Influencer Award winner by leading technology media Channel Partners and Channel Futures. The Avaya Edge Partner Program is a comprehensive approach that simplifies, integrates, and aligns with channel partner needs to help drive growth and introduce additional business opportunities.

•
Avaya was named by Nuance as both Top Producing Channel Partner and Top Growth Partner for AI-powered Solutions that Enable Customers and Employees To Work Smarter Together.  Avaya also received the Global Channels Partner of the Year award from Verint Systems for its ability to accelerate successful transitions to the cloud and provide multiexperience contact center and workforce engagement solutions to tens of thousands of customers worldwide.

•	Avaya won a Best of Enterprise Connect 2020 award - with Avaya Spaces earning recognition as Best Innovation for Meeting Rooms.

•
Hybrid cloud has been another differentiator for Avaya, enabling us to address the full range of cloud deployment models for our enterprise customers. Our Avaya OneCloud™ ReadyNow private cloud solution has been recognized with a Unified Communications Excellence Award by TMC, for delivering UC and CC solutions in a secure private cloud environment.

•
Avaya achieved Top Leader ratings from two investment firms, State Street Global Advisors ("State Street") and Institutional Shareholder Services ("ISS"), for its Environmental, Social and Corporate Governance (ESG). These assessments provide insight into Avaya’s ESG leadership performance. State Street awarded us their rating based on how we incorporate material sustainability issues into our long-term strategy, coupled with the way we address what is material to Avaya’s business and publicly report on ESG performance. ISS describes the Prime rating it gave to Avaya as one that is “awarded to companies with an ESG performance above the sector-specific Prime threshold, which means that they fulfill ambitious absolute performance requirements”.

Financial Outlook - 3Q Fiscal 2020 - unless otherwise noted, values reflect March 31st, 2020 FX rates.

•	GAAP revenue of $674 million to $704 million; Non-GAAP revenue of $675 million to $705 million

◦	This non-GAAP revenue figure reflects a constant currency decline of 5% to 1%

•	GAAP operating income of $23 million to $43 million; GAAP operating margin of ~3% to 6%

•	Non-GAAP operating income of $126 million to $146 million; non-GAAP operating margin of ~19% to 21%

•	Adjusted EBITDA of $150 million to $170 million; Adjusted EBITDA margin of ~22% to 24%

The company has not quantitatively reconciled its guidance for adjusted EBITDA to its most comparable GAAP measure because certain of the reconciling items that impact adjusted EBITDA, including, provision for income taxes, restructuring charges, net of sublease income, advisory fees, acquisition-related costs, change in fair value of warrants and gain (loss) on marketable securities affecting the period, have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.
Financial Outlook - Fiscal Year 2020
In light of the uncertainties in the global business environment arising from the effects of COVID-19, the company is withdrawing its prior annual guidance for fiscal year 2020.

Conference Call and Webcast
Avaya will host a live webcast and conference call to discuss its financial results at 8:30 AM Eastern Time on May 11, 2020. To access the live conference call by phone, listeners should dial +1-877-858-7671 in the U.S. or Canada and +1-201-389-0939 for international callers. To join the live webcast, listeners should access the investor page of Avaya's website at https://investors.avaya.com.

Following the live webcast, a replay will be available on the investor page of Avaya's website for a period of one year. A replay of the conference call will be available for one week soon after the call by phone by dialing +1-877-660-6853 in the U.S. or Canada and +1-201-612-7415 for international callers, using the conference access code: 13702564.
About Avaya
Businesses are built on the experiences they provide, and every day millions of those experiences are built by Avaya (NYSE: AVYA). For over one hundred years, we’ve enabled organizations around the globe to win - by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration - in the cloud, on-premise or a hybrid of both. To grow your business, we’re committed to innovation, partnership, and a relentless focus on what’s next. We’re the technology company you trust to help you deliver Experiences that Matter. Visit us at www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could,“ "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should,“ "will," or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements, including the Company’s outlook, does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others, the duration, severity and impact of the coronavirus disease (“COVID-19”), as well as governmental and business responses to it, and the affect the pandemic and such responses have on our business, financial performance and liquidity and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three months ended March 31,		Six months ended March 31,
	2020	2019	2020	2019
REVENUE
Products	$245	$287	$543	$611
Services	437	422	854	836
	682	709	1,397	1,447
COSTS
Products:
Costs	92	105	196	220
Amortization of technology intangible assets	44	44	87	87
Services	175	174	349	347
	311	323	632	654
GROSS PROFIT	371	386	765	793
OPERATING EXPENSES
Selling, general and administrative	248	251	531	508
Research and development	51	52	103	105
Amortization of intangible assets	41	41	82	81
Impairment of goodwill	624	—	624	—
Restructuring charges, net	4	4	7	11
	968	348	1,347	705
OPERATING (LOSS) INCOME	(597)	38	(582)	88
Interest expense	(53)	(58)	(111)	(118)
Other income, net	15	1	29	23
LOSS BEFORE INCOME TAXES	(635)	(19)	(664)	(7)
(Provision for) benefit from income taxes	(37)	6	(62)	3
NET LOSS	$(672)	$(13)	$(726)	$(4)
LOSS PER SHARE
Basic	$(7.24)	$(0.12)	$(7.24)	$(0.04)
Diluted	$(7.24)	$(0.12)	$(7.24)	$(0.04)
Weighted average shares outstanding
Basic	93.0	110.8	101.1	110.5
Diluted	93.0	110.8	101.1	110.5

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	March 31, 2020	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$553	$752
Accounts receivable, net	262	314
Inventory	56	63
Contract assets	233	187
Contract costs	130	114
Other current assets	211	115
TOTAL CURRENT ASSETS	1,445	1,545
Property, plant and equipment, net	254	255
Deferred income taxes, net	27	35
Intangible assets, net	2,720	2,891
Goodwill, net	1,476	2,103
Operating lease right-of-use assets	175	—
Other assets	114	121
TOTAL ASSETS	$6,211	$6,950
LIABILITIES
Current liabilities:
Debt maturing within one year	$—	$29
Accounts payable	254	291
Payroll and benefit obligations	125	116
Contract liabilities	477	472
Operating lease liabilities	48	—
Business restructuring reserve	25	33
Other current liabilities	246	158
TOTAL CURRENT LIABILITIES	1,175	1,099
Non-current liabilities:
Long-term debt, net of current portion	2,883	3,090
Pension obligations	728	759
Other post-retirement obligations	197	200
Deferred income taxes, net	48	72
Contract liabilities	375	78
Operating lease liabilities	135	—
Business restructuring reserve	26	36
Other liabilities	313	316
TOTAL NON-CURRENT LIABILITIES	4,705	4,551
TOTAL LIABILITIES	5,880	5,650
Commitments and contingencies
Preferred stock, $0.01 par value; 55,000,000 shares authorized at March 31, 2020 and September 30, 2019
Convertible Series A, 125,000 shares issued and outstanding at March 31, 2020 and no shares issued and outstanding at September 30, 2019	127	—
STOCKHOLDERS' EQUITY
Common stock, $0.01 par value; 550,000,000 shares authorized; 82,654,594 shares issued and outstanding at March 31, 2020; and 111,046,085 shares issued and 111,033,405 shares outstanding at September 30, 2019	1	1
Additional paid-in capital	1,436	1,761
Accumulated deficit	(1,015)	(289)
Accumulated other comprehensive loss	(218)	(173)
TOTAL STOCKHOLDERS' EQUITY	204	1,300
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,211	$6,950

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Six months ended March 31,
	2020	2019
Net cash provided by (used for):
Operating activities	$32	$123
Investing activities	246	(48)
Financing activities	(472)	(39)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5)	(1)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(199)	35
Cash, cash equivalents, and restricted cash at beginning of period	756	704
Cash, cash equivalents, and restricted cash at end of period	$557	$739

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as “non-GAAP” or “adjusted.”
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.
We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income and non-GAAP operating margin as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
The company presents constant currency information to provide a framework for assessing how the company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. To present this information current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of the company’s prior fiscal year (i.e. September 30, 2019).

In addition, we present the liquidity measure of free cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is a measure often used by analysts and investors to compare the cash flow and liquidity of companies in the same industry.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected next quarter non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin or adjusted EBITDA guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables reconcile historical GAAP measures to non-GAAP measures.

Supplemental Schedules

Avaya Holdings Corp.
Reconciliation of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended March 31,		Six months ended March 31,
	2020	2019	2020	2019
Net loss	$(672)	$(13)	$(726)	$(4)
Interest expense	53	58	111	118
Interest income	(2)	(4)	(5)	(7)
Provision for (benefit from) income taxes	37	(6)	62	(3)
Depreciation and amortization	105	108	212	225
EBITDA	(479)	143	(346)	329
Impact of fresh start accounting adjustments	(1)	6	(1)	9
Restructuring charges, net of sublease income	3	4	4	11
Advisory fees	1	1	40	2
Acquisition-related costs	—	4	—	7
Share-based compensation	8	5	14	11
Impairment of goodwill	624	—	624	—
Change in fair value of Emergence Date Warrants	(6)	(3)	(3)	(21)
Loss on foreign currency transactions	7	6	11	7
Gain on investments in equity and debt securities, net	(8)	—	(20)	—
Adjusted EBITDA	$149	$166	$323	$355

Avaya Holdings Corp.
Reconciliation of Non-GAAP Revenue
(Unaudited; in millions)

	Three Months Ended				Change			Three Months Ended
	Mar. 31, 2020	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2020	Mar. 31, 2019 (4)	Amount	Pct.	Pct. in constant currency*	Dec. 31, 2019 (1)	Sept. 30, 2019 (2)	June 30, 2019 (3)
Revenue by Segment
Products & Solutions	$245	$—	$245	$289	$(44)	(15)%	(14)%	$298	$315	$298
Services	438	—	438	425	13	3%	4%	419	411	422
Unallocated amounts	(1)	1	—	—	—	n/a	n/a	—	—	—
Total revenue	$682	$1	$683	$714	$(31)	(4)%	(4)%	$717	$726	$720

Revenue by Geography
U.S.	$384	$1	$385	$378	$7	2%	2%	$395	$393	$394
International:
EMEA	172	—	172	189	(17)	(9)%	(7)%	187	184	183
APAC - Asia Pacific	70	—	70	80	(10)	(13)%	(9)%	77	86	85
Americas International	56	—	56	67	(11)	(16)%	(17)%	58	63	58
Total International	298	—	298	336	(38)	(11)%	(10)%	322	333	326
Total revenue	$682	$1	$683	$714	$(31)	(4)%	(4)%	$717	$726	$720

* Constant Currency is a non-GAAP financial measure, as noted in "Use of non-GAAP (Adjusted) Financial Measures" above.
(1) - (4) Reconciliation of Non-GAAP measures above:
	(1) Q120 Non-GAAP Results			(2) Q419 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Dec. 31, 2019	Adj. for Fresh Start Accounting	Non-GAAP Dec. 31, 2019	Sept. 31, 2019	Adj. for Fresh Start Accounting	Non-GAAP Sept. 31, 2019
Revenue by Segment
Products & Solutions	$298	$—	$298	$315	—	$315
Services	419	—	419	411	—	411
Unallocated amounts	(2)	2	—	(3)	3	—
Total revenue	$715	$2	$717	$723	$3	$726

Revenue by Geography
U.S.	$394	$1	$395	$392	$1	$393
International:
EMEA	186	1	187	183	1	184
APAC - Asia Pacific	77	—	77	85	1	86
Americas International	58	—	58	63	—	63
Total International	321	1	322	331	2	333
Total revenue	$715	$2	$717	$723	$3	$726

	(3) Q319 Non-GAAP Results			(4) Q219 Non-GAAP Results
	Three Months Ended			Three Months Ended
	June 30, 2019	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2019	Mar. 31, 2019	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2019
Revenue by Segment
Products & Solutions	$298	$—	$298	$289	$—	$289
Services	422	—	422	425	—	425
Unallocated amounts	(3)	3	—	(5)	5	—
Total revenue	$717	$3	$720	$709	$5	$714

Revenue by Geography
U.S.	$392	$2	$394	$375	$3	$378
International:
EMEA	183	—	183	188	1	189
APAC - Asia Pacific	85	—	85	79	1	80
Americas International	57	1	58	67	—	67
Total International	325	1	326	334	2	336
Total revenue	$717	$3	$720	$709	$5	$714

Avaya Holdings Corp.
Reconciliation of Non-GAAP Gross Margin and Operating Income
(Unaudited; in millions)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$371	$394	$392	$390	$386
Items excluded:
Amortization of technology intangible assets	44	43	44	43	44
Adj. for fresh start accounting	2	3	4	5	9
Non-GAAP Gross Profit	$417	$440	$440	$438	$439
GAAP Gross Margin	54.4%	55.1%	54.2%	54.4%	54.4%
Non-GAAP Gross Margin	61.1%	61.4%	60.6%	60.8%	61.5%

Reconciliation of Non-GAAP Operating Income
Operating (Loss) Income	$(597)	$15	$52	$(613)	$38
Items excluded:
Adj. for fresh start accounting	—	4	4	4	12
Amortization of intangible assets	85	84	84	84	85
Restructuring charges, net	4	3	10	1	4
Advisory fees	1	39	8	1	1
Acquisition-related costs	—	—	1	1	4
Share-based compensation	8	6	6	8	5
Impairment of goodwill and intangible assets	624	—	—	659	—
Non-GAAP Operating Income	$125	$151	$165	$145	$149
GAAP Operating Margin	-87.5%	2.1%	7.2%	(85.5)%	5.4%
Non-GAAP Operating Margin	18.3%	21.1%	22.7%	20.1%	20.9%

Avaya Holdings Corp.
Reconciliation of Non-GAAP Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$245	$298	$314	$297	$287
Costs	92	104	113	109	105
Amortization of technology intangible assets	44	43	44	43	44
GAAP Gross Profit	109	151	157	145	138
Items excluded:
Amortization of technology intangible assets	44	43	44	43	44
Adj. for fresh start accounting	1	—	2	2	2
Non-GAAP Gross Profit	$154	$194	$203	$190	$184
GAAP Gross Margin	44.5%	50.7%	50.0%	48.8%	48.1%
Non-GAAP Gross Margin	62.9%	65.1%	64.4%	63.8%	63.7%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$437	$417	$409	$420	$422
Costs	175	174	174	175	174
GAAP Gross Profit	262	243	235	245	248
Items excluded:
Adj. for fresh start accounting	1	3	2	3	7
Non-GAAP Gross Profit	$263	$246	$237	$248	$255
GAAP Gross Margin	60.0%	58.3%	57.5%	58.3%	58.8%
Non-GAAP Gross Margin	60.0%	58.7%	57.7%	58.8%	60.0%

Avaya Holdings Corp.
Free Cash Flow
(Unaudited; in millions)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Net cash provided by operating activities	$20	$12	$66	$52	$37
Less:
Capital expenditures	22	26	29	37	26
Free cash flow	$(2)	$(14)	$37	$15	$11

Source: Avaya Newsroom

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